Exhibit 99
Joint Filing Agreement
          Joint Filing Agreement dated as of February 14, 2006 (this “Agreement”) among Fidelity National Financial, Inc. (“FNF”) and the other signatories hereto (collectively, the “Reporting Persons”).
          Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G with respect to Rent-Way, Inc. is filed on its behalf.
          This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
          In witness whereof, this Agreement has been executed by the parties hereto as of the date first written above.

Fidelity National Financial, Inc.

By:		/s/ Todd C. Johnson

	Name:	Todd C. Johnson

	Title:	Senior Vice President and Secretary

Security Union Title Insurance Company

By:		/s/ Todd C. Johnson

	Name:	Todd C. Johnson

	Title:	Senior Vice President and Secretary

Alamo Title Insurance Company

By:		/s/ Todd C. Johnson

	Name:	Todd C. Johnson

	Title:	Senior Vice President and Secretary

Ticor Title Insurance Company

By:		/s/ Todd C. Johnson

	Name:	Todd C. Johnson

	Title:	Senior Vice President and Secretary

Chicago Title Insurance Company

By:		/s/ Todd C. Johnson

	Name:	Todd C. Johnson

	Title:	Senior Vice President and Secretary

Fidelity National Title Insurance Company

By:		/s/ Todd C. Johnson

	Name:	Todd C. Johnson

	Title:	Senior Vice President and Secretary